                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


          AGREEMENT dated as of the fifth day of March, 1996 by and between ARK RESTAURANTS CORP., a New York corporation (the "Company") and BANK LEUMI TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Bank").

          A. Pursuant to a Revolving Credit Loan Agreement between the Bank and the Company dated as of March 3, 1989, as amended by Agreement dated August 3, 1989, the Bank made available to the Company a revolving credit facility, a standby letter of credit facility, and other financial accommodations (collectively, the "Initial Facility").

          B. On or about December 30, 1992, the Bank and the Company entered into an Amended and Restated Credit Agreement, dated as of said date (the "Restated Credit Agreement"), wherein and whereby the Bank and the Company, among other things, renewed and increased the Initial Facility. The Restated Credit Agreement, and the Initial Facility, were further amended by Agreement dated August 10, 1994.

          C. The Bank and the Company have agreed (i) to the renewal and increase of the Initial Facility and to certain amendments thereto, (ii) that the Bank will provide the Company with a second credit facility and a second letter of credit facility, to be used by the Company to finance the Las Vegas Project (as herein defined), (iii) to the further collateralization of the credit facilities provided by the Bank to the Company as referred to in (i) and
(ii) hereof, and (iv) to certain other modifications of the existing arrangements. The Bank and the Company have agreed to reflect such changes in this Second Amended and Restated Credit Agreement.

          NOW, THEREFORE, IT IS AGREED:

          I. DEFINITIONS

          Unless the context otherwise requires, for all purposes of this Agreement and of the other Loan Documents (as hereinafter defined), all capitalized terms used in this Agreement and in the other Loan Documents without definition shall have the respective meanings provided therefor or referred to below:

               1.A. The term "Affiliate" means with reference to any Person, any director, officer or employee of such Person, any Person in which such Person has a direct or indirect controlling interest or by which such person is directly or indirectly controlled or which is under direct or




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


indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any specified Person shall mean the power to direct or cause the direction of the actions, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and whether or not such power is actually exercised.

               1.B. The term "Agreement" means this Second Amended and Restated Credit Agreement, including all of the Schedules and Exhibits hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision hereof.

               1.C. The term "Availability Date" means with respect to the WC Revolving Loan the date of this Agreement, and with respect to the LV Loans the date that the Company has satisfied the conditions precedent thereto as set forth in Section 5.3 of this Agreement.

               1.D. The term "Bank Debt" means and includes all (i) Consolidated Indebtedness for money borrowed, unless it meets the definition of Purchase Money Indebtedness (ii) the amount of any letters of credit outstanding for the account of the Company or any Subsidiary and (iii) the aggregate amount of all equipment leases entered into by the Company or any Subsidiary where the rental payments would be required to be capitalized under generally accepted accounting principles, unless such lease meets the definition of Purchase Money Indebtedness.

               1.E. The term "Commitment" and "Commitments", respectively, means either the WC Commitment or LV Commitment (each as defined in Section 2.1.1), and both the WC Commitment and the LV Commitment.

               1.F. The term "Company's Collateral" means all of the issued and outstanding shares of capital stock of each of the Subsidiaries and the "security", as such term is defined in paragraph 3 of the Company's Security Agreement.

               1.G. The term "Consolidated Debt Service" means interest expense and amortization cost for the applicable period on all of the Company's Consolidated Indebtedness.

               1.H. The term "Consolidated Indebtedness" means the aggregate consolidated Indebtedness of the Company and its consolidated Subsidiaries. It is understood that in the calculation of Consolidated Indebtedness, if one or more letters of credit, guarantees or similar obligations relate to the same underlying liability, only the amount of the underlying liability will be included in Consolidated Indebtedness.

               1.I. The term "Consolidated Operating Cash Flow" means consolidated after-tax earnings of the Company computed in accordance with generally accepted accounting principles for the period of calculation plus depreciation and interest expense for the period and amortization cost (including as part of such cost all Current Liabilities) for such period on all Consolidated Indebtedness.

               1.J. The term "Consolidated Net Worth" shall mean the excess of total assets over total liabilities of the Company and its consolidated Subsidiaries, total assets and total liabilities each to be determined as to both classification of items and amounts in accordance with generally accepted accounting principles and consistent with the standards applied in the financial statements referred to in Section 4.9; provided that there shall be excluded from total assets (i) cash set apart and held in a sinking or other analogous fund established for the purposes of redemption or other retirement of capital stock, (ii) any revaluation or other write-up in book value of assets subsequent to the date hereof, and (iii) amounts owed to the Company or any Subsidiary from any of the officers, directors or employees thereof or any of their Affiliates in excess of $300,000 at any one time outstanding.

               1.K. The term "Consolidated Trade Indebtedness" means Current Liabilities of the Company and its consolidated Subsidiaries for trade or other obligations, not outstanding more than sixty (60) days, incurred in the ordinary course of their respective businesses and not as a result of money borrowed.

               1.L. The term "Current Assets", with respect to any corporation, means as of the date of determination thereof, (i) cash and cash items on hand or in transit to or on deposit in any bank or trust company which has not suspended business and which is located in the United States of America; (ii) stocks, bonds and other securities or obligations which are readily marketable in the United States of America, all taken on the basis of cost or market value whichever is lower; (iii) good and collectible accounts and notes receivable (including drafts, acceptances and letters of credit), in good standing and payable in currency of the United States of America and incurred or created less than one hundred twenty (120) days prior to such date of determination;

(iv) inventories of merchandise and supplies located in the United States of America, all taken on the basis of cost or market value, whichever is lower, and
(v) subject to the limitations and qualifications set forth in clauses (i) through (iv) of this paragraph, such other assets located in the United States of America which in accordance with generally accepted accounting principles would be included on a balance sheet as current assets; all after write-offs and write-downs and after deducting adequate reserves, in each case where a write-off, write-down or reserve is proper in accordance with generally accepted accounting principles.

               1.M. The term "Current Liabilities", with respect to any corporation, includes, as of the date of determination thereof, all Indebtedness maturing on demand or within one year from the date as of which such determination is made, serial maturities, fixed sinking fund payments or other prepayments required to be made with respect to any Indebtedness within one year after such date, and all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles would be included on a balance sheet as current liabilities.

               1.N. The term "Disclosure Schedule" means the Disclosure Schedule, dated as of even date herewith, executed by an officer of the Company and delivered to the Bank setting forth certain information with respect to the Company and the Subsidiaries.

               1.O. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

               1.P. The term "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Company would be treated as a single employer under Section 4001 (b)(1) of ERISA.

               1.Q. The term "Event(s) of Default" shall have the meaning provided therefor in Section 8.1.

               1.R. The term "Guarantor" means each and "Guarantors" means all, collectively, of the entities listed on the Disclosure Schedule annexed, and any other Subsidiary of the Company now existing or hereafter formed which shall own or hold any assets or conduct any operations.

               1.S. The term "Guarantor's Collateral" means all assets of a Guarantor.

               1.T. The term "Indebtedness", as applied to a Person (an "obligor") at any time, shall mean the following amounts and liabilities:

               1.20.1. all amounts which, in accordance with generally accepted accounting principles, are or should be treated as liabilities or other obligations on the liabilities side of a balance sheet of such obligor prepared in accordance with generally accepted accounting principles; and

               1.20.2. also, to the extent not so treated,

                    1. letters of credit (whether revocable or irrevocable) issued for the account of such obligor, but only to the extent drawn upon and not repaid to the issuer;

                    2. liabilities of any other Person guaranteed directly or indirectly, in any manner by such obligor;

                    3. liabilities of or to any Person in effect guaranteed, directly or indirectly, by such obligor through any agreement, endorsement or understanding, contingent or otherwise (except liabilities arising from endorsement of negotiable instruments for deposit or collection in the ordinary course of business) of such obligor entered into for the purpose, or which is used for the purpose, in whole or in part, of enabling the debtor to pay, indemnify against or otherwise satisfy a liability or obligation or to assure the obligee of the liability against loss, including without limitation (x) agreements, commitments or understandings to repay amounts drawn down by beneficiaries of letters of credit (whether revocable or irrevocable) whether or not issued, directly or indirectly, for the account of such obligor (y) statements or representations to the effect that such obligor will not permit any other person to default in respect of any liability or will maintain minimum net worth of another person, or (z) agreements, commitments or understandings
(A) to purchase securities or Indebtedness, or (B) to purchase or sell services, products, raw materials or other property of any description, outside of the ordinary course of its business, or (C) to supply funds to or in any other manner make an investment in the debtor;

                    4. all liabilities secured (directly or indirectly) by a lien or encumbrance upon any property or asset of such obligor regardless of whether such obligor has assumed or become liable for the payment of such liabilities; and

                    5. amounts equal to any reserves or commitments which are, or, under generally accepted accounting principles, should be, reflected on the liabilities side of a balance sheet of such obligor in respect of contingent or disputed claims, debts or other similar monetary obligations, either direct or guaranteed, to the extent that the same are not included pursuant to (i), (ii) or (iii) above; provided, however, that items includable as stockholders' equity (or parts thereof), minority interests and reserves for deferred income taxes, each as determined or set aside in accordance with generally accepted accounting principles, shall not be deemed to be "Indebtedness". Obligations in respect of leases shall be included as "Indebtedness" only to the extent that the same are treated as liabilities or obligations by such obligor on its balance sheets prepared in accordance with generally accepted accounting principles, except that operating lease deferred credits shall not be included as "Indebtedness".

               1.U. The term "Initial Facility" means the credit facility made available by the Bank to the Company described in Recital A, as amended to date.

               1.V. The term "Las Vegas Project" means the several restaurants and other food service facilities to be constructed and operated by the Company in the hotel and casino known as "New York New York" Las Vegas, Nevada.

               1.W. The term "Lien" means any charge, lien, mortgage, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

               1.X. The terms "Loan and "Loans" mean, respectively, each WC Revolving Loan or each LV Loan and all or more than one Loan or LV Loan.

               1.Y. The term "Loan Documents" shall have the meaning provided therefor in Section 4.1.1 hereof.

               1.Z. The term "LV Loan" and "LV Loans" shall have the meanings provided therefor in Section 2.1.1 hereof.

               1.AA. The term "LV Note" shall have the meaning provided therefor in Section 2.1.3 hereof.

               1.AB. The term "LV Term Loan" shall have the meaning provided therefor in Section 2.1.4 hereof.

               1.AC. The term "LV Term Note" shall have the meaning provided therefor in Section 2.1.4 hereof.

               1.AD.  The term  "Multiemployer  Plan" means a Plan  described in
Section 4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

               1.AE. The terms "Note" and "Notes" shall have the meaning provided therefor in Section 2.1.3 hereof.

               1.AF.  The  term  "PBGC"  means  the  Pension  Benefit   Guaranty
Corporation, or any successor thereto.

               1.AG. The term "Person" shall include an individual, a partnership, a joint venture, a corporation (including, without limitation, the Company or any Subsidiary), a limited liability company, a trust, an estate, an unincorporated organization or association, a governmental agency and any other business or legal entity.

               1.AH. The term "Plan" means any employee benefit plan as defined in Section 3(2) of ERISA.

               1.AI. The term "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

               1.AJ. The term "Purchase Money Indebtedness" means purchase money Indebtedness incurred by a Subsidiary at the time of the acquisition of Restaurant-Related Business assets, which Indebtedness is secured only by the assets of the business being acquired and not guaranteed by the Company or any Subsidiary of the Company and for which the instrument or instruments relating to the Indebtedness does not provide recourse against the Company or any Subsidiary of the Company other than the Subsidiary issuing the Indebtedness.

               1.AK. The term "Reference Rate" means the rate designated by the Bank, and in effect from time to time, as its reference rate, adjusted when such reference rate changes.

               1.AL. The term "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

               1.AM. The term "Restated Credit Agreement" means the Amended and Restated Credit Agreement described in Recital B.

               1.AN. The term "Restaurant-Related Business" means a restaurant, catering, hospitality, food preparation or food service business.

               1.AO. The term "Shareholders' Equity" means the excess of the total assets of the Company and its consolidated Subsidiaries over their total liabilities, in each case as such items would be classified on the consolidated balance sheet of the Company and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles.

               1.AP. The term "Subsidiary" and "Subsidiaries" mean, respectively, each of the corporations listed on the Disclosure Schedule, and any other corporation or Person, not less than a majority of the outstanding shares of the class or classes of stock or other equity interest of which, having by the terms thereof ordinary voting power to elect a majority of the directors or manage such corporation or Person, are at the time owned by the Company or by a Subsidiary of the Company, or by the Company and one or more Subsidiaries of the Company.

               1.AQ. The term "Term Conversion Date" means that date which is two (2) years from the applicable Availability Date.

               1.AR. The terms "Term Loan" and "Term Loans" mean, respectively, each of the WC Term Loan and LV Term Loan, and the WC Term Loan and LV Term Loan, collectively.

               1.AS. The terms "Term Note" and "Term Notes" mean, respectively, each of the WC Term Note and LV Term Note, and the WC Term Note and LV Term Note, collectively.

               1.AT. The term "United States of America", when used in a geographical sense, means all of the States of the United States of America and the District of Columbia and, so long as they continue as possessions or territories of the United States, Puerto Rico and the Virgin Islands.

               1.AU. The terms "WC Revolving Loan" and "WC Revolving Loans" shall have the meanings provided therefor in Section 2.1.1 hereof.

               1.AV. The term "WC Revolving Note shall have the meaning provided therefor in Section 2.1.3 hereof.

               1.AW. The term "WC Term Loan" shall have the meaning provided therefor in Section 2.1.4 hereof.

               1.AX. The term "WC Term Note" shall have the meaning provided therefor in Section 2.1.4 hereof.

               1.AY.   The  term   "Working   Capital",   with  respect  to  any
corporation, means the excess, if any, of the Current Assets over the Current Liabilities of such corporation.

          II. THE LOAN

               2.A. Amount and Terms of Credit.

                    2.1.1. Commitment of the Bank. The Bank shall, subject to and upon the terms and conditions herein set forth, make available to the Company, from the Availability Date until the expiration of two (2) years from the date thereof (the "Term Conversion Date") loans (each a "Loan" and collectively the "Loans"). The Loans made available to the Company shall be pursuant to two (2) separate facilities; one for revolving loans to provide working capital for the Company's current operations (each loan a "WC Revolving Loan", and collectively the "WC Revolving Loans"), and the other to provide working capital for the Company's Las Vegas Project (each loan a "LV Loan, and collectively the "LV Loans"). The aggregate principal amount of the WC Revolving Loans at any time shall not exceed $5,000,000 (the "WC Commitment"). Subject to the foregoing, until the Term Conversion Date, the Company may borrow, repay and reborrow the WC Revolving Loans to the limit of the WC Commitment. The aggregate principal amount of the LV Loans at any time shall not exceed the lesser of (a) $7,000,000 or (b) $7,000,000 minus the aggregate principal amount of all LV Loans which have been repaid (the "LV Commitment"). Subject to the foregoing, until the Term Conversion Date, the Company may borrow LV Loans to the limit of the LV Commitment, but may not reborrow any LV Loans which have been repaid.

                    2.1.2. Notice of Borrowing. If and whenever the Company desires to borrow under the WC Commitment or the LV Commitment, it shall give the Bank at least three (3) full business days prior written or telegraphic notice, specifying which Commitment the draw is against, the date of the proposed borrowing, and the amount to be borrowed (which shall be not less than $250,000). Subject to all the terms and conditions of this Agreement, the Bank shall make available to the Company in immediately available funds at the Bank's office specified in Section 9.6, not later than 11 a.m. current local time on the date specified in such notice, the amount to be advanced hereunder against delivery to the Bank, at such office, of such documents and papers as are provided for herein.

                    2.1.3. Notes. The Loans shall be evidenced by two (2) promissory notes, one evidencing the WC Revolving Loans and the other evidencing the LV Loans, substantially in the forms of Exhibits A-1 and A-2 annexed, with the blanks completed in conformity herewith (the "Notes") duly executed by the Company and payable to the order of the Bank and (i) be dated as of the applicable Availability Date; (ii) be in the principal amount of $5,000,000 or $7,000,000, as is applicable; (iii) bear interest at a fluctuating rate per annum equal to 1% above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise) and thereafter (if not converted into a Term Loan) at a fluctuating rate per annum equal to 3% above the Reference Rate, in effect from time to time; (iv) be payable as to interest at such rate in arrears on the first day of each month commencing with the first day of the month following the applicable Availability Date and thereafter on the first day of each month until maturity, (whether by acceleration or otherwise), and after maturity upon demand, and both before and after judgment, until the principal amount is paid in full; and (v) be convertible into a Term Note on the applicable Term Conversion Date as provided in Section 2.1.4.

                    2.1.4. Conversion to Term Loans. On and after the applicable Term Conversion Date, the Company shall no longer have the right to request borrowings under the WC Commitment or the LV Commitment. The principal sum of the WC Revolving Loans outstanding on the applicable Term Conversion Date (such amount, a "Term Loan Amount") shall be converted to a term loan made by the Bank to the Company (the "WC Term Loan"), and shall be repaid by the Company to the Bank in twenty-four (24) consecutive equal monthly installments. The principal sum of the LV Loans outstanding on the applicable Term Conversion Date (such amount, a "Term Loan Amount") shall be converted to a term loan made by the Bank to the Company (the "LV Term Loan"), and shall be repaid by the Company to the Bank in twenty-four (24) consecutive monthly installments, (i) the last installment to be in the principal amount of $1,000,000, and (ii) the other twenty-three (23) installments to each be in a principal amount equal to (a) the aggregate of the outstanding principal amount of all of the LV Loans on the applicable Term Conversion Date, (b) minus $1,000,000, (c) divided by twenty-three (23). The first installment due under each Term Loan shall be due on the first day of the month immediately subsequent to the applicable Term Conversion Date, and each subsequent installment shall be due on the first day of each month thereafter. The maturity date of each Term Loan is twenty-four
(24) months after the applicable Term Conversion Date. On the applicable Term Conversion Date, the Bank shall deliver the WC Revolving Note and the LV Note to the Company upon delivery to the Bank by the Company, at the Bank's office specified in Section 9.6 respectively, a note evidencing the WC Term Loan (the "WC Term Note") substantially in the form of Exhibit B-1 annexed, and a note evidencing the LV Term Loan (the "LV Term Note") substantially in the form of Exhibit B-2 annexed, each completed in conformity herewith, and with such other documents and papers as are provided for herein. Each Term Note shall be duly executed by the Company and payable to the order of the Bank and (i) be dated the applicable Term Conversion Date; (ii) be for the applicable

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


Term Loan Amount; (iii) bear interest at a fluctuating rate per annum equal to 1 1/2% above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise), and thereafter at a fluctuating rate per annum equal to 3% above the Reference Rate, in effect from time to time; (iv) be payable as to interest at such rate in arrears on the first day of each month, commencing on the first day of the first monthly immediately subsequent to the applicable Term Conversion Date and thereafter on the first date of every month thereafter until maturity (whether by acceleration or otherwise), and after maturity upon demand, and both before and after judgment, until the principal amount is paid in full; and (v) be payable as to principal in twenty-four (24) consecutive monthly installments, commencing on the first day of the first month immediately subsequent to the applicable Term Conversion Date, and on the first day of each and every month thereafter, unless accelerated, until twenty four
(24) months after the applicable Term Conversion Date, when the entire then unpaid balance and interest accrued thereon shall be due and payable.

                    2.1.5 Letters of Credit. Subject to and upon the terms and conditions contained in this Agreement (including compliance with the conditions precedent to the obligations of the Bank to make the initial Loan to the Company on or after the date hereof) and the Application (as hereinafter defined) and provided the Company is not then in default of any of its obligations under this Agreement, the Bank agrees to issue, from time to time, one or more letters of credit and/or renewals of currently outstanding letters of credit, at the request and for the account of the Company. The letters of credit to be made available by the Bank to the Company shall be pursuant to two (2) separate facilities; one for the Company's current operations (each such letter of credit a "CLC"), and the other to facilitate the construction and development of the Las Vegas Project (each such letter of credit a "LVLC"). The maximum contingent liability of the Bank (including therein any payments made by the Bank to the beneficiaries of such letters of credit which have not been repaid to the Bank) under (i) all CLC's issued for the account of the Company shall not at any time exceed the sum of $2,000,000, and (ii) all LVLC's issued for the account of the Company shall not at any time exceed the sum of $2,000,000. If and whenever the Company desires to obtain a letter of credit from the Bank for its account, it shall apply to the Bank for such letter of credit in accordance with the Bank's normal practices as in effect at that time, and shall execute and deliver to the Bank such application and agreement as the Bank normally requires in connection with such transactions (an "Application") and such other documents as may be required thereunder. The Bank shall maintain a record of the letters of credit and all transactions thereunder, which records shall be conclusive evidence of the matters set forth therein, absent manifest error. In the event of any inconsistency between any provision of this Agreement and any provision of the Application, this Agreement shall govern and prevail. As consideration to the Bank for the issuance of the letters of credit, the Company shall pay a commission to the Bank in an amount equal to (i) 2% per annum of the maximum amount which may be drawn under each letter of credit which is in the face amount of less than $50,000 and (ii) 1 and 1/2% per annum of the maximum amount which may be drawn under each letter of credit which is in the face amount of $50,000 or more; provided, however, that the commission payable to the Bank on the renewal of any letter of credit outstanding on the date of this Agreement shall be at a rate equal to the rate then payable with respect to such letter of credit. All commissions shall be paid by the Company upon issuance of the letter of credit. The obligation of the Bank to issue or extend any (i) letter of credit for the account of the Company hereunder shall exist at any time only if at that time all conditions under Section 5.2 of this Agreement to the Bank's obligation to make a Loan to the Company would have been satisfied in full if the Company had requested a Loan in such amount, and (ii) with respect to any LVLC shall exist only if at the time all conditions under Section 5.3 of this Agreement to the Bank's obligation to make a LV Loan, would have been satisfied in full if the Company would have requested an LV Loan in such amount. The obligation of the Bank to issue or extend any (i) CLC's hereunder for the account of the Company shall terminate twenty four (24) months after the date of the Agreement, and (ii) LVLC's hereunder for the account of the Company shall terminate twelve (12) months after the Availability Date for LV Loans, except the Company shall have the right, on notice to the Bank given not less than sixty (60) days prior to such date, to extend the term of its facility for LVLC's for six (6) months. Each letter of credit issued under this Section 2.1.5 shall have an expiration date no later than the earlier of (i) one year from the date of issuance thereof, or (ii) the expiration date of the applicable letter of credit facility, and shall be renewable only in the sole discretion of the Bank.

                    2.B. Facility Fees. From the date hereof to and including the applicable Term Conversion Date, the Company will pay to the Bank a facility fee (a "Facility Fee") of one-half of one percent (1/2 of 1%) per annum on the difference between the average daily aggregate balance of the WC Loans outstanding and the W.C. Commitment. Such Facility Fee, if any, will be due and payable on the first day of each calendar quarter, commencing April 1, 1996. From the Availability Date of the LC Loans and for twelve (12) months thereafter, the Company will pay to the Bank a facility fee (a "Facility Fee") of one-half of one percent (1/2 of 1%) per annum on the difference between the average daily aggregate balance of the LV Loans outstanding and the LV Commitment. Such Facility Fee, if any, will be due and payable on the first day of each calendar quarter, commencing with the first day of the first quarter after the Availability Date for the LC Loans.

               2.C. Prepayments.

                    2.3.1. Voluntary Prepayments. The Company may prepay the Loans and the Term Loans, or any of them, in part or in full at any time, and from time to time, without premium or penalty, upon not less than three (3) business days' prior written notice to the Bank, provided that each such prepayment shall be in the amount of $100,000 or any integral multiple thereof. The Company may designate which Loan or Term Loan any prepayment is to be applied against. In the absence of any such designation, the Bank may apply such prepayment at its discretion. Each prepayment of a Term Loan shall be applied, to the extent thereof, first to accrued interest and then to installments of principal in the inverse order of maturity, and any such prepayments shall not affect the Company's obligation to continue the consecutive principal installments of any outstanding Term Note.

                    2.3.2.  Prepayments  Generally.  Any  prepayments,   whether
mandatory or voluntary, shall be accompanied by the payment of any accrued interest on the principal amount so prepaid.

                    2.3.3. Application of Life Insurance Proceeds. The Bank will apply any proceeds received by the Bank upon the policy or policies of insurance assigned to the Bank upon the life of Michael Weinstein, in its discretion, to the payment or prepayment of any of the Loans, either of the Term Loans, or other obligations, as the case may be, of the Company or the Guarantors to the Bank.

                    2.D. General Provisions Concerning Loans. Interest, including additional interest, and the Facility Fee shall be computed for the actual number of days elapsed on the basis of a 360-day year. All mandatory and voluntary payments or prepayments of principal and all payments of a Facility Fee and interest under any of the Notes or Term Notes shall be made by the Company directly to the Bank in immediately available funds. To effect the payment of any amount due hereunder, the Bank may, but shall not be obligated to, charge any deposit account maintained by the Company with the Bank. If any payment of principal of or interest on any of the Notes or Term Notes or the Facility Fee becomes due and payable on a day on which the Bank is closed (as required or permitted by law or otherwise), the due date thereof shall be extended to the next succeeding full business day and, in the case of principal, interest thereon shall be payable at the applicable rate during such extension. All notations and entries made by the Bank or the holder of a Note on the grid attached thereto shall be presumptive evidence of the correctness of such notations and entries, absent manifest error. The failure of the Bank to make any notation or entry on any such grid shall not, however, limit or otherwise affect the obligations of the Company under this Agreement or under such Note.

               2.E. Security For the Loans and the Term Loans.

                    2.5.1 Concurrently with the execution and delivery of the Restated Credit Agreement, the Company granted a valid and perfected first priority security interest to the Bank in the Company's Collateral, pursuant to a security agreement, dated as of even date therewith, which security agreement is concurrently being amended and restated in the form annexed as Exhibit C-1 (the "Company's Security Agreement").

                    2.5.2 Each of the Guarantors identified on the Disclosure Schedule as a pre-existing Subsidiary heretofore granted a valid and perfected security interest to the Bank in such of the Guarantor's Collateral as was owned by it pursuant to a security agreement, which security agreement, concurrently with the execution and delivery of this Agreement, is being amended and confirmed, as provided in Exhibit C-2 annexed. Concurrently with the execution and delivery of this Agreement, each of the Guarantors identified on the Disclosure Schedule as a new Subsidiary shall grant a valid and perfected security interest in such of the Guarantor's Collateral as is owned by it pursuant to a security agreement, dated as of the date hereof, in the form annexed as Exhibit C-3. Each existing security agreement, as concurrently amended and confirmed, and each security agreement concurrently executed and delivered is a "Guarantor's Security Agreement" and collectively they are "Guarantors' Security Agreements". Each security interest granted by a Guarantor's Security Agreement is a first priority security interest, subject only to the security interests heretofore granted by each such Guarantor, as set forth on Schedule 4.13.

                    2.F. Guarantees. The Guarantors identified on the Disclosure Schedule as pre-existing Subsidiaries heretofore guaranteed all of the obligations of the Company to the Bank pursuant to an unlimited guarantee executed by each such Guarantor. Concurrently with the execution and delivery of this Agreement, each of such Guarantors is reaffirming its Guaranty, by its execution of a Confirmation of Guarantee, annexed as Exhibit C-2. Concurrently with the execution and delivery of this Agreement, each of the Guarantors identified on the Disclosure Schedule as a new Subsidiary shall guarantee all of the obligations of the Company to the Bank, pursuant to an unlimited guarantee dated as of even date herewith, and in the form annexed as Exhibit D-1. Each Guarantee, heretofore or concurrently executed and delivered, is individually a "Guaranty" and collectively are the "Guarantees".

          III. USE OF PROCEEDS.

               3.1 WC Revolving Loans and WC Term Loan. The Company represents, warrants and covenants that the proceeds of the WC Revolving Loans and the WC Term Loan will be used for the following purposes and no others: to finance the development and construction of new restaurants, other than the Las Vegas Project, and for working capital.

               3.2 LV Loans and LV Term Loan. The Company represents, warrants and covenants that the proceeds of the LV Loans the LV Term Loan will be used for the following purposes and no others: to finance the development and construction of the Las Vegas Project, and for its working capital.

          IV. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Bank to enter into this Agreement and to make the Loans and the Term Loans, the Company represents and warrants to the Bank that:

               4.A. Corporate Existence and Power.

                    4.1.1.  The Company and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the law of its state of incorporation, and is duly qualified as a foreign corporation in each jurisdiction wherein the character of the property owned or the nature of the business being transacted by it makes such qualification necessary; and the Company has the corporate power to execute and deliver this Agreement, the Notes, each of the Term Notes, the Company's Security Agreement and all other documents to be executed and delivered by the Company in connection herewith, and each Subsidiary has the corporate power to execute and deliver a Guarantee, as is applicable (i) the Confirmation of Guarantees and Amendment and Confirmation of Security Agreements or (ii) and a Guarantor's Security Agreement and all other documents executed and delivered by such Subsidiary in connection herewith (collectively, the "Loan Documents") and to incur and perform their respective obligations hereunder and thereunder.

                    4.1.2 Except as is otherwise set forth on the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each of the Subsidiaries are owned of record and beneficially by the Company. The Disclosure Schedule accurately sets forth the class and number of shares issued by each Subsidiary, all of which shares have been duly issued, fully paid and non-assessable. There are no outstanding warrants, options or other rights to acquire any shares in any of the Guarantors.

               4.B. Authorization. The Company and each of the Guarantors has all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Loan Documents executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. The Company and each of the Guarantors has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Loan Documents executed by it, the Notes, the Term Notes and any other related agreements, instruments or documents delivered or to be delivered by the Company or the Guarantors pursuant hereto and thereto. This Agreement, the Loan Documents and all related agreements, instruments and documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Company (and, to the extent executed by them, the Guarantors) enforceable in accordance with their respective terms.

               4.C. No Conflicts. Neither the execution and delivery of this Agreement, the Loan Documents or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of the Guarantors is a party, or by which any of them or any of their respective properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any of them (except as contemplated hereunder or under the Loan Documents) or will violate any provision of the certificate or articles of incorporation (as amended to date) or by-laws (as currently in effect) of the Company or any of the Guarantors.

               4.D. Compliance and Other Agreements.

                    4.4.1 Neither the Company nor any of the Guarantors is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Company or any of the Guarantors.

                    4.4.2 Neither the Company nor any of the Guarantors is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are subject, except for such defaults or violations which, in the aggregate, will not have a material or adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Company or any of the Guarantors.

                    4.4.3 Neither the Company nor any of the Guarantors is a party to or bound by, nor are any of their respective properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Company or any Guarantor should reasonably foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Company or any of the Guarantors.

               4.E. ERISA. Each of the Company and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Company, any Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Company, the Guarantors and each of their respective ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company, the Guarantors or any of their respective ERISA Affiliates to PBGC or the Plan under Title IV of ERISA; and neither the Company nor any of the Guarantors or their respective ERISA Affiliates has incurred any liability to the PBGC under ERISA.

               4.F.  Investment  Company.  Neither  the  Company  nor any of the
Guarantors  is  an  "investment   company"  or  a  company  "controlled"  by  an
"investment company" within the meaning of the Investment Company Act of 1940.

               4.G. Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Company or any of the Guarantors) which are required as a condition to the validity or enforceability of this Agreement, the Loan Documents, or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto have been effected or obtained and are in full force and effect (except that the Bank waives the requirement, if any, for consent of any landlord of premises leased to the Company or Subsidiary, to the pledge of the Company's Collateral or any Guarantor's Collateral hereunder).

               4.H. Regulation U, etc. Neither the Company nor any of the Guarantors is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System). None of the proceeds of the Loans or the Term Loans will be used, directly or indirectly, in violation of Regulation U for the purpose of purchasing or carrying any margin stock or for any other purpose which might constitute the loan contemplated hereby a "purpose credit" within the meaning of such Regulation U which would be in violation of Regulation U.

               4.I. Financial Condition.

                    4.9.1.  The  audited  consolidated  balance  sheets  of  the
Company  and  its  Subsidiaries  as  at  September  30,  1995  and  the  audited consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheets and statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries as at and for the 13 weeks ended December 30, 1995, copies of which have been furnished to the Bank, are complete and correct and fairly present (subject, in the case of such unaudited statements, to year-end audit adjustments) the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated. All of such financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the periods involved.

                    4.9.2. There are no material liabilities, direct or indirect, fixed or contingent, of the Company or the Subsidiaries as of the dates of such financial statements which were not reflected therein or in the notes thereto. Since the date of the most recent financial statements, there has been no material adverse change in the condition, financial or otherwise, or the business, operations, prospects, properties or assets of the Company and its Subsidiaries on a consolidated basis or of the Company individually.

               4.J. Taxes. The Company and each Subsidiary has filed or caused to be filed, all tax returns required to be filed, and has paid all taxes (including interest and penalties) shown to be due and payable on said returns or any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are not reflected in the financial statements referred to in Section 4.9.1 hereof. The Company has no knowledge of any proposed material tax assessment against or affecting it or any of the Subsidiaries and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by any other Person. All material tax liabilities are adequately provided for or reserved against on the books of the Company and/or the Subsidiaries, as is applicable, in accordance with generally accepted accounting principles.

               4.K. Litigation. Except as set forth on Schedule 4.11 annexed, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the property of any of them before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which, (i) if not covered by insurance seeks recovery of more than $200,000 or if covered by insurance seeks recovery of an amount in excess of the applicable insurance limits, (ii) either in any case or in the aggregate, if adversely determined, would have a material adverse effect on the financial condition, business or operations of the Company or any Subsidiary, or (iii) question the validity or enforceability of this Agreement, the Restated Credit Agreement, the Loan Documents, or any action to be taken in connection with the transactions contemplated hereby or thereby.

               4.L. Chief Executive Office; Collateral Locations. The address of the chief executive office of the Company is set forth in the Company's Security Agreement. The only locations of any of the Company's Collateral, other than such of the Company's Collateral as the Bank shall take possession of to perfect its lien and security interest therein and the chief executive office of the Company, are those listed in the Company's Security Agreement. The Chief Executive Office and principal place of business of each of the Guarantors is set forth on the Disclosure Schedule and in such Guarantor's Security Agreement. The only other locations of any of the Guarantors' Collateral, other than their Chief Executive Office or principal places of business, are listed in the Guarantors' Security Agreements.

               4.M. Title to Properties/Priority of Liens.

                    4.13.1. The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of the properties and assets reflected on the most recent of the financial statements delivered to the Bank pursuant to Section 4.9.1 or acquired by it after the date of such financial statements and prior to the date hereof, except for those properties and assets which have been disposed of since such date in the ordinary course of business. All such properties and assets are owned or leased by the Company or a Subsidiary free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except (i) such as are disclosed on
Schedule 4.13 hereto, (ii) such as are in favor of the Bank, and (iii) such as are permitted under the provisions of Section 7.5 hereof.

                    4.13.2 Upon the Bank taking possession of the certificates evidencing all of the issued and outstanding shares of capital stock owned by the Company in each of the Subsidiaries identified on the Disclosure Schedule, the liens and security interest granted by the Company to the Bank under the Company's Security Agreement will constitute valid and perfected first priority liens and security interest in the Company's Collateral. Except as disclosed on
Schedule 4.13 hereto, upon the filing of the Uniform Commercial Code financing statements with the appropriate authorities with respect to the Guarantor's identified on the Disclosure Schedule, the liens and security interests granted by each of the Guarantors to the Bank under the Guarantors' Security Agreements will constitute valid and perfected first priority liens and security interests in the Guarantor's Collateral.

               4.N. Insurance. All physical properties and assets of the Company and each of the Guarantors are insured in accordance with the requirements of
Section 6.5 hereof.

               4.O. Subsidiaries. Except for shares of stock in the Subsidiaries, neither the Company nor any Guarantor owns shares of stock in, or has any option, warrant or other right to purchase or subscribe to shares of stock in or otherwise acquire an equity interest in any Person which upon effecting such purchase would be a Subsidiary.

               4.P. Disclosure. No certificate, statement, report or other document furnished to the Bank by or on behalf of the Company or any of the Guarantors in connection herewith or in connection with any transaction contemplated hereby, or this Agreement, the Restated Credit Agreement or any Loan Document, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

               4.Q. No Event of Default. After giving effect to the transactions contemplated by this Agreement, the Loan Documents and the other instruments or documents delivered in connection herewith and therewith, there does not exist at the date hereof any condition, event or act which constitutes an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder.

          V. CONDITIONS TO LOANS.

               5.A. Initial Loan. The obligation of the Bank to make the initial WC Revolving Loan to the Company hereunder on or after the date hereof is subject to the satisfaction, on or before the date of the making of such Loan, of each of the following conditions precedent:

                    5.1.1 Loan Documents. The Company and each of the Guarantors shall have executed and delivered to the Bank the Loan Documents to be executed by each of them, and all other agreements, instruments and documents required or contemplated by this Agreement and the Loan Documents. The liens and security interests created by the Company's Security Agreement shall have been perfected and be first and prior to any other lien with respect to the Company's Collateral, and the liens and security interests created by each of the Guarantors' Security Agreements shall have been perfected and be first and be prior to any other lien with respect to such of the Guarantor's Collateral as is owned by the Guarantor executing and delivering such Guarantor's Security Agreement, except as set forth on Schedule 4.13 hereof.

                    5.1.2 Opinion of the Company's Counsel. The Bank shall have received a written opinion of Shack & Siegel, P.C., counsel to the Company and each of the Guarantors, dated as of even date herewith, to the effect set forth in Exhibit E annexed, and covering such other matters incident to the transactions herein contemplated as the Bank may reasonably request.

                    5.1.3  Supporting  Documents - Initial  Revolving  Loan. The
Bank shall have received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company and of each Guarantor, dated as of even date herewith, certifying as to (i) the Bylaws of the Company and each such Guarantor as then in effect; (ii) resolutions of the Board of Directors of the Company and each such Guarantor authorizing the execution, delivery and performance of this Agreement, the Notes, the Term Notes, the Company's Security Agreement, the Guarantors' Security Agreements, the Guarantees and the other Loan Documents and the borrowing(s) hereunder, to the extent being executed by each such corporation; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company and each Guarantor signing such Loan Documents and all other closing papers hereunder; (b) certified copies of the Certificate or Articles of Incorporation of the Company and each Guarantor, as amended through the date hereof; (c) a long-form certificate of subsistence from the Secretary of State of the State of New York in respect of the Company and certificates of subsistence or good standing from the appropriate official in the jurisdiction of incorporation of each Guarantor; (d) tax status reports in respect of the Company and each Guarantor from state tax authorities; and (e) such additional supporting documents as the Bank may reasonably request.

                    5.1.4 Insurance. The Bank shall have received one or more certificates, in form and substance satisfactory to the Bank, evidencing the existence of the insurance required by the provisions of Section 6.5 hereof.

                    5.1.5 Assignment of Life Insurance Policy. The Company shall have executed and delivered to the Bank and assignment of life insurance in the minimum amount of $1,000,000 on the life of Michael Weinstein, such insurance to be in addition to the insurance assigned to the Bank as a condition of the effectiveness of the Restated Agreement. Such Assignment shall be in form and substance reasonably satisfactory to the Bank and its counsel, and shall be accompanied by the original life insurance policy or policies so assigned. The Bank also shall have received confirmation satisfactory to it that the assignment of life insurance in the amount of $2,000,000 on the life of Michael Weinstein, made as condition to the effectiveness of the Restated Agreement, remains in full force and effect.

               5.B. All Loans. In addition to the conditions set forth above with respect to the initial WC Revolving Loan, each of the following conditions precedent shall be applicable thereto and to any subsequent Loans hereunder and to the Term Loans.

                    5.2.1 Notes. The applicable Note or, if applicable, the Term Notes shall have been duly completed, executed and delivered to the Bank.

                    5.2.2 No Default. After giving effect to each Loan or Term Loan, as is applicable, there shall exist no Event of Default and no condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default.

                    5.2.3 Representations. All representations and warranties contained herein, or otherwise made in writing in connection herewith by the Company or any Guarantor, shall be true and correct, with the same force and effect as if made on and as of the date of such Loan or Term Loan, and the representations and warranties set forth in Section 4.9.1 shall also be true and correct (and shall be deemed repeated as of the date of such Loan or Term Loan) in respect of all of the Company's financial statements and all other information furnished to the Bank as at any such date, or with respect to any period, subsequent to September 30, 1995.

                    5.2.4 Officers' Certificate. At the time of the making of the initial Loan and at the time of the making of such subsequent Loan or Term Loan, the Company shall deliver to the Bank a certificate signed by the chief executive and the chief financial officers of the Company, dated such date, certifying and confirming that (i) no default exists as set forth in Section 5.2.2, (ii) the representations and warranties referred to in Section 5.2.3 are true and correct and (iii) all conditions to the Bank's obligation to make the Loan or Term Loan have been fully satisfied.

                    5.2.5 Form U-1. If required by the Bank at any time, the Company shall have furnished to the Bank its duly executed Federal Reserve Form U-1, in form and substance reasonably satisfactory to the Bank.

                    5.2.6 Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form, scope and substance to the Bank and its counsel, and the Bank and such counsel shall have received all information and copies of all documents, including reports of corporate proceedings, which the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate and governmental authorities.

                    5.2.7 No Adverse Change. There shall have been no material adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of the Company or the Guarantors.

               5.C. LV Loans. In addition to the conditions precedent set forth in Section 5.2 with respect to any subsequent Loans hereunder and to the Term Loans, no LV Loan or LV Term Loan shall be made until the Bank has received and approved (i) all leases between the Company, as Tenant, and New York New York Hotel, LLC, as landlord, for the Las Vegas Project and (ii) the form and terms of the LVLC's which the Company will require in conjunction with the construction work to be performed as part of the Las Vegas Project.

          Each  borrowing   hereunder  shall  constitute  a  representation  and
warranty by the Company to the Bank that all of the conditions specified in this
Section 5 have been satisfied as of that time.

          VI. AFFIRMATIVE COVENANTS.

          The Company covenants and agrees that from and after the date hereof and so long as any Loan or Term Loan (including interest or any other obligation incurred hereunder) is outstanding or any Commitment is in effect, unless the Bank shall otherwise consent in a writing delivered to the Company, the Company and each Guarantor will:

               6.A. Financial Statements. Furnish to the Bank:

                    6.1.1. as soon as practicable, but in any event not later than forty- five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at such date and consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the period commencing at the beginning of such fiscal year and ending on the last day of such quarter, together with the comparative financial statements for the corresponding period of the preceding fiscal year, in each case duly certified by an authorized officer of the Company as being complete and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied;

                    6.1.2. as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries as at such date and consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, together with the comparative financial statements for the preceding fiscal year, in each case certified by independent certified public accountants of recognized standing acceptable to the Bank;

                    6.1.3. together with the financial statements referred to in Sections 6.1.1 and 6.1.2, a certificate of an authorized officer of the Company
(a) stating that no event has occurred and is continuing which constitutes an Event of Default or which with notice and/or lapse of time would constitute an Event of Default, or if an Event of Default or such event has occurred and is continuing, stating the nature thereof and the action which the Company proposes to take in connection therewith; and (b) setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the covenants set forth in Section 7 hereof during and as of the end of the period covered by the financial statements then being furnished;

                    6.1.4. together with the financial statements referred to in
Section 6.1.2, the related consolidating financial statements of the Company and its subsidiaries, which need not be certified; and

                    6.1.5. as soon as practicable, but in any event not later than forty- five (45) days prior to the end of each fiscal year, a projection for the next following fiscal year, in form and substance acceptable to the Bank.

               6.B. SEC Filings. So long as the Company is registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Company will furnish to the Bank, promptly following the filing thereof with the SEC or any securities exchange, copies of all regular and periodic reports, notices, registration statements, proxy statements and other documents filed by the Company with the SEC or any securities exchange.

               6.C. Notice of Default; Litigation. Furnish to the Bank (i) as soon as practicable and in any event within five days after the occurrence of each Event of Default or each event which, with notice and/or lapse of time, would constitute an Event of Default, the statement of an authorized officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take in connection therewith; and (ii) promptly after the occurrence thereof, notice of the commencement of any action or proceeding of the type described in
Section 4.11 hereof.

               6.D. Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any of its properties, prior to the date on which penalties attach thereto, except those which are being contested in good faith and by proper proceedings if the Company or a Subsidiary, as the case may be, shall have established appropriate and proper reserves which are reflected on its books, to the extent required by generally accepted accounting principles.

               6.E. Maintenance of Insurance. Maintain insurance with responsible and reputable insurers reasonably acceptable to the Bank in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general locations in which the Company or such Subsidiary operates. All such insurance on the Company's Collateral and the Guarantors' Collateral (unless prohibited by the terms of any lease to which the Company or such Guarantor is a party) shall name the Bank as loss payee in an amount not less than the maximum obligation of the Company to the Bank hereunder, and shall contain such other provisions as the Bank may reasonably require to fully protect its interest in the Company's Collateral and the Guarantors' Collateral, provided, however, that the Company or a Guarantor may be named as initial loss payee of such insurance in an aggregate amount not exceeding $50,000 for each occurrence; provided, however, the aggregate amount for which the Company and all Guarantors shall be named as the initial loss payee(s) shall not exceed $100,000 in any fiscal year of the Company. In the event that the Bank shall receive any such insurance proceeds, it shall remit such proceeds to the Company or the Guarantor which suffered the insured loss, which proceeds shall be used either (i) to restore or replace the fixtures, furniture, furnishings or equipment as were the subject of the insured loss or (ii) for working capital purposes. Notwithstanding the foregoing, the Bank shall have the right to apply any such amount received by it to the payment of any of the Notes, the Term Notes, or other obligation of the Company or the Guarantors to the Bank should an Event of Default occur, and to retain such amount on deposit if an event, condition or act which with notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.

               6.F. Access to Premises, Books and Records. At any reasonable time during normal business hours and from time to time, upon reasonable prior notice, permit the Bank or any of its agents or representatives to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers, directors or independent accountants.

               6.G. Books of Account. Keep proper records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions.

               6.H.  Preservation of Corporate Existence.  Preserve and maintain its corporate existence, rights, franchises and privileges, and those of each of the Guarantors, in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, that the Company shall not be required to maintain the existence, rights, franchises and privileges of any Guarantor which shall no longer conduct any operations or own any property; and provided, further, that any Guarantor may be merged with and into the Company or another Guarantor.

               6.I. Maintenance of Properties. Maintain, preserve and keep all of its properties and assets in reasonably good working order and condition, ordinary wear and tear excepted, and make all necessary and proper renewals, replacements, additions and improvements thereto.

               6.J. ERISA. Maintain compliance in all material respects with the applicable provisions of ERISA. The Company will deliver to the Bank, promptly after the filing or receiving thereof, copies of all reports, including annual reports and notices, which the Company or any Guarantor files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after the Company knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, the Company or any Guarantor has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Company will deliver to the Bank a certificate of the chief executive officer or chief financial officer of the Company setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower and/or each affected Guarantor proposes to take with respect thereto.

               6.K. Change in Business. The Company and each Guarantor will not make any material change in the character of its business as carried on at the date hereof.
                                      -27-

               6.L. Compliance. The Company and each Guarantor will comply with the requirements of all applicable laws, rules, regulations, orders of any governmental authority, and all agreements to which it is a party, a noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business, operations, prospects or assets, or the condition, financial or otherwise, of the Company.

               6.M. Additional Notification to Bank. The Borrower shall promptly notify the Bank of (i) each and every default by the Company or any Guarantor under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, in each case describing the nature thereof and the action the Company, or the applicable Guarantor, as the case may be, proposes to take with respect thereto, and (ii) any change in the chief executive office of the Company or location of any of the Company's
Collateral or the Guarantors' Collateral from that listed in the Company's Security Agreement or any of the Guarantors' Security Agreements.

               6.N. Additional Guarantors. In the event that (i) the Company shall cause a new Subsidiary to be formed, or acquire such shares of any corporation, or such equity interest in any other Person, that it shall become a Subsidiary or (ii) any Subsidiary which is not a Guarantor becomes party to a lease or a management agreement or otherwise actively participates in the management or operation of a Restaurant-Related Business or other facility, such Subsidiary shall thereupon be deemed a Guarantor. The Company shall give the Bank not less than fifteen (15) days notice following the formation or acquisition of a new Subsidiary or of a Subsidiary becoming a Guarantor, which notice shall (i) specify the name and state of incorporation or formation of such new Guarantor, identify each of the shareholders, or other equity owners therein, and state the number of shares or other equity interest owned by each of them, (ii) state whether it is to be a party to a lease or management agreement and identify the other party thereto, (iii) give the address of any Restaurant-Related Business or other facility to be operated or managed by such Guarantor, and (iv) state the amount to be invested by the Company in such Guarantor or to be paid by it to acquire same. Concurrently with the Company's creating or acquiring a new Guarantor, or any Subsidiary becoming a Guarantor, such Guarantor shall execute and deliver a Guaranty to the Bank, and a Guarantor's Security Agreement pursuant to which such Guarantor, as debtor, shall grant to the Bank a first priority perfected security interest in its Guarantor's Collateral subject only to the lien of Purchase Money Indebtedness in respect thereof. All of the shares in any such Guarantor which have been issued to the Company, together with stock powers executed in blank by the Company or if applicable a collateral assignment of any other form of equity interest in a Subsidiary, sufficient to transfer such shares or other interest upon delivery, shall be delivered by the Company to the Bank promptly after the Company's receipt thereof, which shares and stock powers or collateral assignment will thereupon become part of the Company's Collateral.

               6.O. Notification of Write-offs of Investments and Sales of Assets. Within ten (10) days of (a) the write-off or write-down of the Company's or any Subsidiary's investments in or advances to any Restaurant-Related Businesses in excess of an aggregate of $1,000,000 in any fiscal year, or (b) the sale of any assets of the Company or any Subsidiary in excess of $250,000 other than in the ordinary course of business, the Company shall deliver a written notice to the Bank describing such event in reasonable detail.

               6.P. Description of New Restaurant Arrangements. Upon entering into a letter of intent or similar document setting forth the terms of the arrangements for the development or acquisition of a new Restaurant-Related Business, the Company will deliver to the Bank a copy thereof, will advise the Bank of the material terms (including, without limitation, the amount of the proposed investment, any indebtedness proposed to be incurred, and whether such indebtedness is to be non-recourse or with recourse) and will thereafter keep the Bank informed of any material developments in respect thereof. Within ten
(10) days after execution thereof, the Company will deliver to the Bank a copy of any acquisition agreement or lease relating thereto.

               6.Q. Further Assurances. The Company and each Guarantor will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Bank's reasonable opinion to effectuate the provisions or purposes of this Agreement or the Loan Documents.

          VII. NEGATIVE COVENANTS.

          The Company covenants and agrees that from and after the date hereof and so long as any Loan or Term Loan (including interest or any other obligations incurred hereunder) is outstanding or any Commitment is in effect, unless the Bank shall otherwise consent in writing delivered to the Company, the Company will not, and will not permit or suffer any Subsidiary to:

               7.A. Indebtedness. Create, incur, assume or suffer to exist, any Indebtedness except:

                    7.1.1. Indebtedness listed in the financial statements described in Section 4.9.1, but no renewals, extensions or refinancings thereof;

                    7.1.2. Purchase Money Indebtedness;

                    7.1.3. Indebtedness of any Subsidiary of the Company (other than Purchase Money Indebtedness) for assets purchased for use in the Restaurant-Related Business of such Subsidiary, which shall be deemed a capital expenditure and shall be subject to the limitation of Section 7.8;

                    7.1.4. Indebtedness of the Company for assets purchased for use in the Restaurant-Related Business conducted by the Company or any Subsidiary, which, if such Indebtedness provides for non-recourse liability limited to the asset purchased, shall constitute, for the purposes of the second sentence of Section 7.1.9, Purchase Money Indebtedness, or which, if such Indebtedness does not so provide, shall be deemed a capital expenditure and shall be subject to the limitation of Section 7.8, and which Indebtedness may be secured by the asset purchased;

                    7.1.5. Indebtedness of any Subsidiary to the Company, which Indebtedness is created for working capital purposes and not in connection with the development or acquisition of a Restaurant-Related Business in an amount not exceeding $250,000, and any such Indebtedness of such Subsidiary exceeding such amount, which excess shall be deemed a capital expenditure subject to the limitation set forth in Section 7.8. Indebtedness of the Company to a Subsidiary, or of a Subsidiary to a Subsidiary, is permitted without limitation.

                    7.1.6. Indebtedness to the Company of any newly-organized Subsidiary (or any such Indebtedness guaranteed by the Company) in connection with the development or acquisition of a Restaurant-Related Business, which shall be deemed a capital expenditure subject to the limitation set forth in
Section 7.8.

                    7.1.7. Consolidated Trade Indebtedness;

                    7.1.8. Indebtedness of the Company and the Subsidiaries in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business; and

                    7.1.9. Indebtedness of the Company and the Subsidiaries ("Consolidated Indebtedness"), which in the aggregate does not exceed $16,000,000 exclusive of (i) Consolidated Trade Indebtedness, (ii) Purchase Money Indebtedness and (iii) outstanding letters of credit against which there has not been a draw. This Section 7.1.9 is a maintenance test as well as an incurrence test and that calculations will be made on a quarterly basis to determine compliance. Nothing in this Section 7.1.9, or elsewhere in this Agreement, shall permit the Company or any Subsidiary to incur, assume or suffer to exist any Indebtedness except for Indebtedness which is required in the normal course of the business of operating and acquiring Restaurant-Related Businesses.

                    7.B. Cash Flow. Maintain  Consolidated  Operating Cash Flow,
calculated as of each September 30 on the basis of the twelve (12) full calendar months preceding such calculation, of less than the product of (i) at all times prior to September 30, 1998 (a) 1.5 and (b) the Consolidated Debt Service for such twelve (12) month period and (ii) at all times subsequent to September 30, 1998 (a) 2.0 and (b) the Consolidated Debt Service for such twelve (12) month period; provided in each of (i) and (ii), however, that if Consolidated Operating Cash Flow for any such twelve (12) month period shall be less than the product determined pursuant to the first clause of this sentence, then Working Capital must equal or exceed the total amounts paid or payable for Consolidated Debt Service for such twelve-month period, and provided, further, that Consolidated Operating Cash Flow for any such twelve (12) month period shall at all times at least equal the amount of Consolidated Debt Service for such twelve-month period.

                    7.C. Net Worth. Maintain Consolidated Net Worth at any time through (i) September 30, 1996 of not less than $15,750,000, and (ii) at each subsequent September 30th in an amount which is not less than $1,500,000 more than the minimum Consolidated Net Worth permitted hereunder for the prior period.

                    7.D. Ratio of Consolidated Indebtedness to Shareholders' Equity. Maintain a ratio of total Consolidated Indebtedness to Shareholders' Equity of more than 1.5 to 1 at any time prior to September 29, 1997, and 1.25 to 1 at any time thereafter.

                    7.E. Liens. Directly or indirectly, create, incur, assume or permit or suffer to exist any mortgage, lien, security interest, charge or encumbrance on, or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to, any of its properties or assets, whether now owned or hereafter acquired or created, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

                    7.5.1. liens for taxes, assessments or governmental charges or levies the payment of which is not yet due or is being contested in good faith by appropriate proceedings;

                    7.5.2. liens incurred by the Company or the Subsidiaries or deposits made by the Company or the Subsidiaries in the ordinary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    7.5.3. good faith deposits (in amounts not greater than the amounts normally required under leases of that type) under leases of real property to which the Company or any of the Subsidiaries is a party;

                    7.5.4.  zoning   restrictions,   easements,   rights-of-way,
restrictions, exceptions, reservations, covenants and other similar title exceptions or encumbrances affecting real property, provided the same are not incurred in connection with the borrowing of money and do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary course of business;

                    7.5.5. statutory or common law possessory liens for charges incurred by the Company or the Subsidiaries in the ordinary course of business, the payment of which is not yet due or is being contested in good faith by appropriate steps promptly initiated and diligently conducted, if adequate reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                    7.5.6. the mortgages,  liens and  encumbrances  disclosed on
Schedule 4.13 hereto;

                    7.5.7. purchase money liens securing Indebtedness permitted to be incurred under Section 7.1 hereof, including conditional sale or related lease arrangements, created or executed concurrently with or immediately following the time of acquisition of such property;

                    7.5.8. purchase money liens created by any Subsidiary securing Purchase Money Indebtedness or the assumption by any Subsidiary of existing purchase money liens in connection with the acquisition by such Subsidiary of any additional Restaurant-Related Business acquired by any Subsidiary, provided, however, that such liens extend only to the assets of the Restaurant-Related Business acquired;

                    7.5.9. a lien arising from a judgment which does not at the time constitute the basis for a default under the provisions of Section 8.1.8 hereof; and

                    7.5.10. liens created in connection with the issuance of (or to further secure) Bank Debt.



               7.F. Loans, Advances, Investments. Except (i) loans made to fund the purchase of the Company's shares pursuant to its stock option plans, (ii) loans to the Company's employees other than as provided for in (i), which loans shall not exceed $400,000 in the aggregate, and (iii) other loans with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed:

                    7.6.1 make any loan, advance or capital contribution or extend any credit to any Person (except to employees or to a Subsidiary in the ordinary course of business, to the extent permitted in this Agreement), or make any commitment to purchase or otherwise acquire any stock, bond, debenture, note or other security or obligation of any Person if such loan, advance, capital contribution, extension of credit or purchase or acquisition (an "Investment") is to or in a Person engaged in other than a Restaurant-Related Business and such Investment, together with all other outstanding Investments and the cost of any mergers, consolidations or acquisitions of corporations engaged in other than Restaurant-Related Businesses pursuant to Section 7.9 hereof, exceeds the sum of $500,000; and

                    7.6.2 make any Investment in any Restaurant-Related Businesses managed (but not owned by) the Company or a Subsidiary if such Investment, together with all other such Investments made in any twelve (12) month period, exceeds the sum of $1,000,000.

               7.G. Guarantees. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods, or services other than in the ordinary course of business, or otherwise to assure the creditors of any Person against loss) other than (i) guarantees by endorse-
ment of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees by the Company of the obligations of any Subsidiary, or by any Subsidiary of the obligations of the Company or any other Subsidiary, (iii) guarantees in favor of the Bank, or (iv) other guarantees by the Company or a Subsidiary not otherwise permitted hereunder, provided that the amount thereof shall be deemed a capital expenditure, subject to the limitation set forth in Section 7.8.

               7.H. Capital Expenditures. Make, in the aggregate (by the Company and any Subsidiary) in any fiscal year, any expenditures for fixed or capital assets whether by purchase or capitalized lease (including such loans, advances, investments, recourse purchase money indebtedness and guarantees as are deemed capital expenditures under Sections 7.1.3, 7.1.4, 7.1.5 and 7.1.6 of this Agreement), in excess of an aggregate of 20% of Consolidated Net Worth at the end of the Company's last fiscal year; provided, however that in addition to the foregoing the Company and any Subsidiary, within one year of the date of this Agreement, may make expenditures which would be capital expenditures in an aggregate amount not to exceed $11,000,000 in conjunction with the Las Vegas Project.


               7.I. Mergers, Consolidations, Acquisitions. Except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed, merge into or consolidate with or into any corporation (and, for purposes of this Section 7.9, the acquisition by the Company or any Subsidiary, by lease, purchase or otherwise, of all or substantially all of the assets of any corporation shall be deemed a merger of such corporation with the Company or such Subsidiary), if such corporation is not engaged in Restaurant-Related Businesses, except that the Company or any Subsidiary may merge into, consolidate with or into or acquire any corporation or corporations engaged in other than Restaurant-Related Businesses without the prior consent of the Bank if the aggregate cost thereof or purchase price therefor, together with the amount of any Investments in other than Restaurant-Related Businesses, does not exceed $500,000.

               7.J. Sales of Assets. Sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

               7.K. Dividends, Redemptions. Declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding or return any capital or make any distribution of assets to stockholders, except that Subsidiaries may declare and pay dividends, return capital and make distributions of assets to the Company and the Company may (i) declare and pay cash dividends in any fiscal year, and redeem shares of its capital stock in an aggregate amount not exceeding 20% of Consolidated Operating Cash Flow for such fiscal year, and (ii) declare and pay stock dividends.

               7.L. Transactions with Affiliates. Enter into any transaction, including, without limitation, the lease, purchase, sale or exchange of property or the making of any loans or the entering into agreements for any payments with respect to, or the making of any payment of, any fees, charges or other expenses resulting from any allocation of general overhead, management fees or other similar services, with any Affiliate of the Company or any of the Subsidiaries except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

               7.M. Sale of Subsidiary's Shares or Assets. Sell any of the capital stock of any Subsidiary, or all, or substantially all, of the assets of any Subsidiary, unless the net proceeds of any such sale are used for working capital purposes of the Company or a Subsidiary.

          VIII. DEFAULTS AND REMEDIES.

               8.A. Events of Default. In the case of the occurrence of any of the following events for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body or otherwise (each herein sometimes called an "Event of Default"):

                    8.1.1. the Company shall fail to make any payment of principal of or interest on either of the Notes, either of the Term Notes or any commitment fee, Facility Fee or Deficiency Fee within three (3) days after notice of a default in such payment;

                    8.1.2. the Company or any Guarantor shall default in the performance or observance of any covenant or agreement contained in Section 7 hereof;

                    8.1.3. the Company or any Guarantor shall default in the performance of any other covenant or agreement contained in this Agreement which shall remain unremedied for a period of ten (10) days after notice of the occurrence thereof;

                    8.1.4. an event of default or default shall occur and be continuing under any other Loan Document;

                    8.1.5. any representation or warranty made by or on behalf of the Company or any Guarantor in this Agreement, either of the Notes, either of the Term Notes, in any other Loan Document or in any other certificate, agreement, instrument or statement delivered to the Bank by or on behalf of the Company shall at any time prove to have been incorrect when made in any material respect;

                    8.1.6. the Company or any Guarantor shall default in the payment of principal of or interest on any Indebtedness for borrowed money or the deferred purchase price of property (including any such Indebtedness in the nature of a lease) or shall default in the performance or observance of the terms of any instrument pursuant to which such Indebtedness was created or is secured, the effect of which default is to cause or permit any holder of any such Indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof);

                    8.1.7. Michael Weinstein shall not at all times be active in the management of the Company, other than by reason of his death or disability;

                    8.1.8. any judgment against the Company or any Guarantor or any attachment, levy or execution against any of its properties for an amount in excess of $100,000 shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

                    8.1.9. the Company or any Guarantor shall become insolvent (however evidenced) or be unable, or admit in writing its inability, to pay its debts as they mature; or

                    8.1.10. the Company or any Guarantor shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Company or any Guarantor, or for any of its property, or any proceedings by or against the Company or any Guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute shall be commenced and which, if not consented to by the Company or such Guarantor, shall continue undischarged for a period of thirty (30) days;

                    8.1.11  If the  Company  shall  suspend  or  have  suspended
(voluntarily or involuntarily and for whatever reason) the operation of a material portion of the business conducted by the Company and the Guarantors; or

                    8.1.12 If (i) a reportable event (within the meaning of Section 4043(b) of ERISA) (whether or not waived) shall have occurred with respect to a Plan which could, in the opinion of the Bank, have a material adverse effect on the financial condition of the Company or of any Guarantor,
(ii) the filing by the Company, any Guarantor or an administrator of any Plan of a notice of intent to terminate such Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by the Company, any Guarantor or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan, (iv) any other event or condition exists which might, in the opinion of the Bank, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Plan by the PBGC, (v) a Plan shall fail to maintain the minimum funding standard required by
Section 412 of the Internal Revenue Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Internal Revenue Code which could, in the opinion of the Bank, have material adverse effect on the financial condition of the Company or of any Guarantor,
(vi) the Company or any Guarantor has incurred, or is likely to incur, a liability under the provisions of Sections 4062, 4063, 4064 or 4201 of ERISA which could, in the opinion of the Bank, have a material adverse effect on the financial condition of the Company or any Guarantor; and in each case in clauses
(i) through (vi) of this Section 8.1.12, such event or condition, together with all other such events or conditions, if any, could subject the Company or any Guarantor to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or any Guarantor.

then, if any event described in Section 8.1.10 above shall have occurred the Notes or Term Notes, whichever are then outstanding, shall immediately become due and payable, and if any event described in any other subsection of this
Section 8.1 shall have occurred, and at any time thereafter, if any such event shall then be continuing, the Bank may take either or both of the following actions by notice to the Company: (i) declare the principal of and accrued interest on the Notes or Term Notes, whichever are then outstanding, and any other notes or evidences of Indebtedness of the Company or any Guarantor then held by the Bank, to be due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or Term Notes or in such other note or evidence of Indebtedness to the contrary notwithstanding; and
(ii) declare the Commitments terminated immediately. Upon termination of the Commitments under this Section 8.1, any accrued Facility Fees shall be and become forthwith due and payable to the Bank without further notice.

               8.B. Suits for Enforcement. In case any one or more of such Events of Default shall occur and be continuing, the Bank, or any other holder of either of the Notes or either of the Term Notes, may proceed, to the extent permitted by law, to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or the Note or Term Note or in aid of the exercise of any power granted in this Agreement or the Note or Term Note or proceed to enforce the payment of the Note or Term Note or to enforce any other legal or equitable right of the holder of the Note or Term Note.

               8.C.  Remedies  Cumulative.  No right or remedy  herein or in any other agreement or instrument conferred upon the Bank or the holder of either of the Notes or either of the Term Notes is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if either of the Notes or either of the Term Notes or any of the other obligations of the Company to the Bank shall not be paid when due, whether at the stated maturity thereof, by acceleration or otherwise, the Bank shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority and the Bank shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances including, without limitation, all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform Commercial Code of any other jurisdiction in which any of the Company's Collateral or the Guarantors' Collateral may be situated and apply the proceeds of its collateral to such obligations of the Company and the Guarantors as it determines in its sole discretion.

          IX. MISCELLANEOUS.

               9.A. No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank hereunder and under the Loan Documents and under any other present and future agreements between the Bank and the Company or any Guarantor are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Loan Documents or agreements, and all such rights and remedies may be exercised successively or concurrently.

               9.B. Costs and Expenses. The Company shall reimburse the Bank for all costs and expenses incurred by it, and shall pay the reasonable fees and disbursements of counsel to the Bank, in connection with the preparation of this Agreement, the Notes, the Term Notes and all other Loan Documents. The Company shall also pay the costs and expenses incurred by the Bank, including reasonable attorneys' fees, in connection with the enforcement of the Bank's rights hereunder and under either of the Notes, either of the Term Notes and the other Loan Documents. The Company shall also pay any and all taxes (other than taxes on or measured by net income of the holder of either of the Notes or either of the Term Notes) incurred or payable in connection with the execution and delivery of the Notes and the Term Notes.

               9.C. Amendments. No amendment, modification or waiver of any provision of this Agreement, either of the Notes or either of the Term Notes nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               9.D.  Survival  of   Representations.   All  representations  and
warranties made herein or in any other writing furnished to the Bank shall survive the delivery of the Notes and the Term Notes.

               9.E. Construction. This Agreement, the Notes and the Term Notes shall be deemed to be contracts made under the laws of the State of New York and shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State.

               9.F. Notices. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: If by hand, immediately upon delivery; if by facsimile transmission, telex or telegram, immediately upon receipt of answerback or confirmation; if by express mail or any other overnight delivery service, one
(1) day after dispatch; and if by certified mail, return receipt requested, four
(4) days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

If to the Bank:

                              Bank  Leumi Trust Company of
                                New York
                              562 Fifth Avenue
                              New York, New York 10036
                              Attn: Mr.Richard Oleszewski
                                    Vice President

with a copy to:               Warshaw Burstein Cohen
                              Schlesinger & Kuh LLP
                              555 Fifth Avenue
                              New York, New York 10017
                              Attn: Allen N. Ross, Esq.

If to the Company
or a Guarantor:               Ark Restaurants, Inc.
                              158 West 29 Street
                              New York, New York 10001
                              Attn: Michael Weinstein, President


with a copy to:               Shack & Siegel, P.C.
                              530 Fifth Avenue
                              New York, New York 10036
                              Attn: Paul Goodman, Esq.


               9.G. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Bank and its successor and assigns, including subsequent holders of either of the Notes and either of the Term Notes.

               9.H. Further Assurances. The Company agrees to execute and deliver such further documents and to do such other acts and things as the Bank may reasonably request in order further to effect the purposes of this Agreement and the due performance by the Company of its obligations hereunder.

               9.I. Severability. The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

               9.J. JURISDICTION; WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT LOCATED IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF ANY DISPUTE BETWEEN THE COMPANY AND THE BANK WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF A COPY OF SUCH PROCESS TO THE COMPANY AT THE ADDRESS SET FORTH ABOVE. IN THE EVENT OF LITIGATION BETWEEN THE COMPANY AND THE BANK OVER ANY MATTER CONNECTED WITH THIS AGREEMENT OR RESULTING FROM TRANSACTIONS HEREUNDER, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY THE COMPANY AND THE BANK.

               9.K. Bank's Right of Set-Off. Upon the occurrence of an Event of Default or of any condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default, the Bank is hereby authorized at any time or from time to time, without notice to the Company, any Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (generally or special) and any other Indebtedness or property at any time held or owing by the Bank to or for the credit or the account of the Company or any Guarantor, whether or not related to this Agreement or any transaction or occurrence hereunder, against and on account of any and all obligations and liabilities of the Company or any Guarantor to the Bank, including (without limitation) all claims of any nature or description arising out of or connected with this Agreement and/or either of the Notes or either of the Term Notes held by the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, shall be contingent or unmatured. In addition, as security for any and all Indebtedness and other liabilities of the Company or any Guarantor to the Bank, whether direct or contingent, now existing or hereafter arising, the Bank is hereby granted a lien and security interest in all property of the Company or any Guarantor held by the Bank, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Bank for any purpose, including safekeeping, collection or pledge, for the account of the Company or any Guarantor, or as to which the Company or any Guarantor may have any right or power. The rights and/or remedies granted to the Bank under this
Section 9.11 shall be in addition to, and not in substitution for, any rights of set-off and banker's lien, to which the Bank may otherwise be entitled.

               9.L. Use of Accounting Terms. Except as otherwise provided herein, accounting terms used herein shall be construed, calculations hereunder shall be made and finan-cial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles.

               9.M. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement.

               9.N. Headings. Section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Note or Term Note.

          IN WITNESS WHEREOF, the Company and the Bank have duly executed this Agreement as of the date first above written.

                              ARK RESTAURANTS CORP.

                             By: /s/ Andrew Kuruc
                                --------------------------
                                Andrew Kuruc,
                                Vice President



                             BANK LEUMI TRUST COMPANY
                                OF NEW YORK


                             By: /s/ Yair Talmor
                                 -------------------------
                                 Yair Talmor,
                                 Senior Vice President

                             By: /s/ Richard E. Oleszewski
                                 -------------------------
                                 Richard E. Oleszewski,
                                 Vice President